UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2017

  TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-28284 (Commission File Number)	23-2707366 (IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

                                Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2017, the Board of Directors (the “Board”) of Tucows Inc. (the “Company”) increased the size of the Board to seven members and, upon the recommendation of the Corporate Governance, Nominating and Compensation Committee of the Board, appointed Brad Burnham to the Board as a director, with a term expiring at the Company’s 2017 Annual Meeting of Shareholders. There were no arrangements or understandings between Mr. Burnham and any other persons pursuant to which Mr. Burnham was selected as a director of the Company. The Board has determined that Mr. Burnham is an independent director in accordance with the NASDAQ listing standards.

Mr. Burnham will be compensated pursuant to the Company’s independent director compensation plan including, without limitation, an initial grant of options to purchase 4,375 shares of the Company’s common stock at an exercise price per share that is equal to the closing price per share of the Company’s common share as reported on the NASDAQ Capital Market on the date of the grant.

A press release, dated January 12, 2017, announcing Mr. Burnham’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number
Exhibit
99.1	Press Release of Tucows Inc., dated January 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC. By: /s/ Michael Cooperman Michael Cooperman Chief Financial Officer

Dated: January 13, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Tucows Inc., dated January 12, 2017.